Exhibit 99.1

Aquestive Therapeutics Signs Royalty Monetization Agreement with Marathon Asset Management for up to $125 Million

•	Receives $40 million of proceeds at closing, with potential $25 million of additional proceeds by mid-2022
•	Reduces outstanding debt to $51.5 million

Warren, NJ, November 3, 2020 – Aquestive Therapeutics, Inc. (NASDAQ: AQST), a pharmaceutical company focused on developing and commercializing differentiated products that address patients’ unmet needs and solve therapeutic problems, announced today that it has entered a royalty monetization agreement with an affiliate of Marathon Asset Management, a leading global investment firm (“Marathon”), that will result in proceeds to the Company of up to $125 million.  In exchange for this funding, Marathon will be entitled to receive all royalties and other payments due under Aquestive’s license agreement with Sunovion Pharmaceuticals Inc. (“Sunovion”) as a result of Sunovion’s commercialization of KYNMOBI™ (apomorphine HCI) sublingual film for the acute, intermittent treatment of OFF episodes in patients with Parkinson’s disease.  Net proceeds of the transaction will be used to repay certain senior notes and fund the Company’s ongoing development and commercialization of its proprietary product pipeline candidates, as well as for working capital purposes.  KYNMOBI received approval from the U.S. Food and Drug Administration (FDA) on May 21, 2020.

Under the terms of the agreement, Aquestive will receive $40 million at closing and is eligible to receive up to $85 million of contingent payments at various points, beginning as early as the fourth quarter of 2020, based on the achievement of certain worldwide royalty targets and certain other commercial milestones. The transaction is anticipated to close later this month.

With the upfront net proceeds of the monetization, the Company will repay $22.5 million of senior notes, and issue $4.0 million of new senior notes in lieu of paying a prepayment premium on the early repayment of the senior notes, bringing outstanding senior notes to $51.5 million in the aggregate.  In addition, the holders of the senior notes have extended to December 31, 2021 the Company’s ability to access, at the Company’s option, $30 million of senior notes re-openers under the Company’s senior debt indenture. The first $10 million senior notes re-opener represents a commitment of such amount by current holders of senior notes, contingent upon FDA approval of the Company’s product candidate Libervant™ (diazepam) Buccal Film for the management of seizure clusters.  A second $20 million senior notes re-opener represents a right, at the Company’s option, to market to current senior note holders or other lenders additional senior notes up to such amount, contingent upon FDA approval of Libervant for U.S. market access.  If and to the extent that these re-openers are accessed by the Company, the Company will grant warrants to purchase up to 714,000 shares of the Company’s common stock, with an exercise price calculated based on the 30-day volume weighted average closing price of the Company’s common stock at the time the senior notes are issued.  In addition,  upon the closing of the transaction, the Company will issue warrants to purchase 143,000 shares of the Company’s common stock prior to closing.

“This financing from Marathon provides Aquestive with immediate and substantial capital to reduce our debt and advance key initiatives of the Company, including supporting the FDA approval of Libervant, and the ongoing clinical development of AQST-108, an oral sublingual formulation delivering systemic epinephrine,” stated Keith Kendall, President and Chief Executive Officer of Aquestive. “The capital from this transaction extends our cash runway through the third quarter of 2021 and possibly beyond.  Additionally, the extension of the opportunity to access the $30 million of additional notes under our senior credit facility represents significant additional capital potentially available to the Company as early as mid-2021.  The transaction demonstrates the strong value of our PharmFilm® technology in bringing therapeutic solutions to address patients’ unmet needs. We are delighted to have partnered with Marathon Asset Management and our senior lenders for this important milestone for Aquestive,” concluded Mr. Kendall.

"This investment allows Aquestive to efficiently finance the advancement of an array of innovative and differentiated therapies that have the potential to meaningfully benefit patients," said Bruce Richards, Chairman & Chief Executive Officer of Marathon. “We are pleased to be able to support those efforts while delivering attractive, uncorrelated returns to our investors as we continue to build on our success in the healthcare financing space and, in particular, the royalty monetization sector.”

“We are glad that our structured financing has enabled Aquestive to pursue its developmental goals and look forward to a successful working relationship. The impact that KYNMOBI will have for people living with Parkinson’s disease is a positive development,” stated Dr. Evan Bedil, Managing Director and head of Healthcare Credit and Royalty Monetization at Marathon.

Morgan Stanley & Co. LLC acted as sole structuring agent and Dechert LLP acted as special transaction counsel to Aquestive on the transaction.

About Aquestive Therapeutics
Aquestive Therapeutics is a pharmaceutical company that applies innovative technology to solve therapeutic problems and improve medicines for patients. Aquestive is advancing a late-stage proprietary product pipeline to treat CNS conditions and provide alternatives to invasively administered standard of care therapies. The Company also collaborates with other pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven capabilities for drug development and commercialization.

About Marathon
Marathon Asset Management, L.P. is a New York-based global investment advisor with approximately $19 billion AUM. The firm was found in 1998 by Louis Hanover and Bruce Richards and employs 155 professionals. Marathon's corporate headquarters are in New York City with international offices in London and Tokyo. Marathon is a Registered Investment Adviser with the Securities and Exchange Commission. For more information, please visit the company's web site at www.marathonfund.com.

Forward-Looking Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding therapeutic benefits and plans and objectives for regulatory approvals of AQST-108 and Libervant; ability to address the concerns identified in the FDA’s Complete Response Letter dated September 25, 2020 regarding the New Drug Application for Libervant and obtain FDA approval of Libervant for U.S. market access; ability to obtain FDA approval and advance AQST-108, Libervant and our other product candidates to the market; about our growth and future financial and operating results and financial position; regulatory approval and pathway; clinical trial timing and plans; our and our competitors’ orphan drug approval and resulting drug exclusivity for our products or products of our competitors; short-term and long-term liquidity and cash requirements, cash funding and cash burn; business strategies, market opportunities, and other statements that are not historical facts.  These forward-looking statements are also subject to the uncertain impact of the COVID-19 global pandemic on our business including with respect to our clinical trials including site initiation, patient enrollment and timing and adequacy of clinical trials; on regulatory submissions and regulatory reviews and approvals of our product candidates; pharmaceutical ingredient and other raw materials supply chain, manufacture, and distribution; sale of and demand for our products; our liquidity and availability of capital resources; customer demand for our products and services; customers’ ability to pay for goods and services; and ongoing availability of an appropriate labor force and skilled professionals.  Given these uncertainties, the Company is unable to provide assurance that operations can be maintained as planned prior to the COVID-19 pandemic. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company's development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials and plans; risk of delays in FDA approval of Libervant and our other drug candidates or failure to receive approval; risk of our ability to demonstrate to the FDA “clinical superiority” within the meaning of the FDA regulations of our drug candidate Libervant relative to FDA-approved diazepam rectal gel and nasal spray products including by establishing a major contribution to patient care within the meaning of FDA regulations relative to the approved products as well as risks related to other potential pathways or positions which are or may in the future be advanced to the FDA to overcome the seven year orphan drug exclusivity granted by the FDA for the approved nasal spray product of a competitor in the U.S. and there can be no assurance that we will be successful; risk that a competitor obtains FDA orphan drug exclusivity for a product with the same active moiety as any of our other drug products for which we are seeking FDA approval and that such earlier approved competitor orphan drug blocks such other product candidates in the U.S. for seven years for the same indication; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risks for consummating the monetization transaction for KYNMOBI and other risks and uncertainties concerning the royalty and other revenue stream of KYNMOBI, achievement of royalty targets worldwide or in any jurisdiction and certain other commercial targets required for contingent payments under the monetization transaction, and of sufficiency of net proceeds of the monetization transaction after satisfaction of and compliance with 12.5% Senior Notes obligations, as applicable, and for funding the Company’s operations; risk of development of our sales and marketing capabilities; risk of legal costs associated with and the outcome of our patent litigation challenging third party at risk generic sale of our proprietary products; risk of sufficient capital and cash resources, including access to available debt and equity financing and revenues from operations, to satisfy all of our short-term and longer term cash requirements and other cash needs, at the times and in the amounts needed; risk of failure to satisfy all financial and other debt covenants and of any default; risk related to government claims against Indivior for which we license, manufacture and sell Suboxone® and which accounts for the substantial part of our current operating revenues; risk associated with Indivior’s cessation of production of its authorized generic buprenorphine naloxone film product, including the impact from loss of orders for the authorized generic product and risk of eroding market share for Suboxone and risk of sunsetting product; risks related to the outsourcing of certain marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance of our product and product candidates; the success of any competing products, including generics; risk of the size and growth of our product markets; risks of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company's products; risk of unexpected patent developments; the impact of existing and future legislation and regulatory provisions on product exclusivity; legislation or regulatory actions affecting pharmaceutical product pricing, reimbursement or access; claims and risks that may arise regarding the safety or efficacy of the Company's products and product candidates; risk of loss of significant customers; risks related to legal proceedings, including patent infringement, investigative and antitrust litigation matters; changes in government laws and regulations; risk of product recalls and withdrawals; uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items; and other uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in our Annual Report on Form 10‑K, in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K filed with the Securities Exchange Commission (SEC). Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PharmFilm® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc.  All other registered trademarks referenced herein are the property of their respective owners.

Aquestive Investor Inquiries:

Westwicke, an ICR Company
Stephanie Carrington
stephanie.carrington@westwicke.com
646-277-1282

Marathon Media Inquiries:

Prosek Partners
Josh Clarkson
jclarkson@prosek.com
212-279-3115